Exhibit 8.3

Confirmation Letter for PRC Legal Matters

November 18, 2010

Lentuo International Inc.

A-18 Huagong Road,

Guangqunmenwai, Chaoyang District,

Beijing 100124, People’s Republic of China.

Re: Lentuo International Inc.

We have acted as the People’s Republic of China (the “PRC”, which, for the purpose of this letter of consent, does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) legal adviser to Lentuo International Inc. (the “Company”) in connection with its initial public offering (the “Offering”) and listing of American depositary shares, representing the Company’s ordinary shares (“ADSs”), on the National Association of Securities Dealers Automated Quotations (the “NASDAQ”) Global Market.

We have realized our name was referred to in the registration statement (“Registration Statement”) and the prospectus (“Prospectus”) for the Offering and listing of the Company’s ADRs. We hereby consent to the reference to our name under the headings “Risk Factors”, “Regulation”, “Legal Matters” and “Enforceability of Civil Liabilities” and elsewhere in the Registration Statement and Prospectus and consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United State Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

We further confirm that the statements regarding the PRC taxation matters set forth in the Prospectus are true and accurate, and fairly present or fairly summarize in all material respects of the PRC taxation matters referred to therein and represent our opinion on such PRC taxation matters; and such statements did not contain an untrue statement of a material fact, and did not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

Yours faithfully,

/s/ Jingtian & Gongcheng Attorneys at Law

Jingtian & Gongcheng Attorneys at Law